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                                                                      Exhibit 11


COUNTY SEAT STORES, INC.
COMPUTATION OF EARNINGS PER SHARE
(AMOUNTS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                       13 Weeks      39 Weeks
                                                         Ended         Ended
                                                       October 31    October 31
                                                          1998          1998
                                                       ----------    ----------
BASIC and DILUTED:

 Net loss                                              $  (12,694)   $  (40,492)
                                                       ==========    ==========

 Weighted average shares outstanding                       20,000        20,000
                                                       ==========    ==========

 Loss per common share, basic and diluted              $    (0.63)   $    (2.02)
                                                       ==========    ==========